Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated January 24, 2011 (including any amendments thereto) with respect to the securities of Renewable Energy Group, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: February 15, 2011	USRG POWER & BIOFUELS FUND II GP, LLC

	By:	/s/ Jonathan Koch
Jonathan Koch, Managing Director

USRG POWER & BIOFUELS FUND II, LP

By:	USRG Power & Biofuels Fund II GP, LLC,
its General Partner

By:	/s/ Jonathan Koch
Jonathan Koch, Managing Director

USRG POWER & BIOFUELS FUND II-A, LP

By:	USRG Power & Biofuels Fund II GP, LLC,
its General Partner

By:	/s/ Jonathan Koch
Jonathan Koch, Managing Director

USRG MANAGEMENT COMPANY, LLC

By:	/s/ Jonathan Koch
Jonathan Koch, Managing Director

USRG HOLDCO V, LLC

By:	USRG Management Company, LLC,
its Manager

By:	/s/ Jonathan Koch
Jonathan Koch, Managing Director

USRG HOLDCO IX, LLC

By:	USRG Management Company, LLC,
its Manager

By:	/s/ Jonathan Koch
Jonathan Koch, Managing Director

USRG BLOCKER IX, LLC

By:	USRG Management Company, LLC,
its Manager

By:	/s/ Jonathan Koch
Jonathan Koch, Managing Director